UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement and Promissory Note

On December 30, 2022, Inpixon (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (the “Holder”), pursuant to which the Company agreed to issue and sell to the Holder an unsecured promissory note (the “Note”) in an aggregate initial principal amount of $8,400,000.00 (the “Initial Principal Amount”), which is payable on or before the date that is 12 months from the issuance date (the “Maturity Date”). The Initial Principal Amount includes an original issue discount of $1,885,000.00 and $15,000.00 that the Company agreed to pay to the Holder to cover the Holder’s legal fees, accounting costs, due diligence, monitoring and other transaction costs. In exchange for the Note, the Holder paid an aggregate purchase price of $6,500,000.00 (the “Transaction”).

The Holder is the holder of an outstanding promissory note of the Company’s issued on July 22, 2022 with a current outstanding balance as of December 30, 2022 of approximately $6.7 million and an affiliate of the holder of an outstanding promissory note of the Company issued on March 18, 2020 with a current outstanding balance as of December 30, 2022 of approximately $0.9 million.

The terms of the Note include:

Interest. Interest on the Note accrues at a rate of 10% per annum and is payable on the maturity date or otherwise in accordance with the Note.

Prepayment. The Company may pay all or any portion of the amount owed earlier than it is due; provided that in the event the Company elects to prepay all or any portion of the outstanding balance, it shall pay to the Holder 115% of the portion of the outstanding balance the Company elects to prepay. Following an Event of Default, each time the Company sells its common or preferred stock in a financing for the purpose of raising capital, it will be required to make a mandatory prepayment under the Note in an amount equal to the lesser of twenty-five percent (25%) of the amount raised in such financing and the outstanding balance due under the Note, payable within five (5) days of receiving such amount.

Redemption. Beginning on the date that is six (6) months from the issuance date and at the intervals indicated below until the Note is paid in full, the Holder shall have the right to redeem up to an aggregate of one sixth (1/6) of the initial principal balance of the Note plus any interest accrued thereunder each month (each monthly exercise, a “Monthly Redemption Amount”) by providing written notice (each, a “Monthly Redemption Notice”) delivered to the Company by facsimile, email, mail, overnight courier, or personal delivery; provided, however, that if the Holder does not exercise any Monthly Redemption Amount in its corresponding month then such Monthly Redemption Amount shall be available for the Holder to redeem in any future month in addition to such future month’s Monthly Redemption Amount. Upon receipt of any Monthly Redemption Notice, the Company shall pay the applicable Monthly Redemption Amount in cash to the Holder within five (5) business days of the Company’s receipt of such Monthly Redemption Notice.

Monitoring Fee. If the Note is still outstanding on the date that is six (6) months from the issuance date, then a one-time monitoring fee equal to ten percent (10%) of the then-current outstanding balance shall be added to the Note.

Default Events. The Note includes customary event of default provisions, subject to certain cure periods, and provides for a default interest rate of 22%. Upon the occurrence of an event of default (except a default due to the occurrence of bankruptcy or insolvency proceedings, (the “Bankruptcy-Related Event of Default”)), the Holder may, by written notice, declare all unpaid principal, plus all accrued interest and other amounts due under the Note to be immediately due and payable without presentment, demand, protest or any other notice of kind. Upon the occurrence of a Bankruptcy-Related Event of Default, immediately and without notice, all unpaid principal, plus all accrued interest and other amounts due under the Note will become immediately due and payable.

In addition, pursuant to the terms of the Purchase Agreement, beginning on the closing date and ending on the date the Note is paid in full, the Holder shall have a right to participate at the Holder’s discretion in up to ten percent (10%) of the amount sold in any financing transaction (the “Participation Right”). In the event the Company breaches its obligations with respect to the Participation Right, the Holder’s sole and exclusive remedy shall be to receive, as liquidated damages, an amount equal to twenty percent (20%) of the amount Investor would have been entitled to invest under the Participation Right. The Company’s breach of its obligation with respect to the Participation Right shall not be considered as an Event of Default (as defined in the Note) under the Note. The Participation Right does not apply in connection with an offering of securities which qualifies as an Exempt Issuance (as such term is defined in the Purchase Agreement), a transaction under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), a registered offering made pursuant to a registration statement on Form S-1 or Form S-3, or in connection with the satisfaction of outstanding trade payables.

The Purchase Agreement also provides for indemnification of the Holder and its affiliates in the event that they incur loss or damage related to, among other things, a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

The Company intends to use the net proceeds from the sale of the Note for general working capital purposes.

The description of the Note and the Purchase Agreement is qualified in its entirety by the full text of the Note and the Purchase Agreement, copies of which are filed herewith as Exhibits 4.1 and 10.1, respectively, and which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Promissory Note, dated as of December 30, 2022

10.1*	Note Purchase Agreement, dated as of December 30, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Inpixon hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the benefits of the Transaction. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Promissory Note, dated as of December 30, 2022

10.1*	Note Purchase Agreement, dated as of December 30, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Inpixon hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: December 30, 2022	By:	/s/ Nadir Ali
		Name:	Nadir Ali
		Title:	Chief Executive Officer

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